SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30959	94-3199149
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On May 15, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced a correction to its previously announced net loss for the three month period ended March 31, 2003. A copy of RITA’s press release announcing these corrected financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

This information is being filed under Item 5 but is intended to meet the requirements of Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements: Not applicable.

(b)    Pro Forma Financial Information: Not applicable.

(c)    Exhibits:

99.1    Press Release of RITA Medical Systems, Inc. dated May 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: May 15, 2003	By:	/s/ DONALD STEWART
Donald Stewart Acting Chief Executive Officer, Chief Financial Officer and Vice President, Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated May 15, 2003.